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                                                                     Exhibit 3.2

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                                   GCIH, INC.
                            (A Delaware Corporation)
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                                TABLE OF CONTENTS

ARTICLE ONE  Offices
            Section 1.  Registered Office.  .................................1
            Section 2.  Other Offices.  .....................................1

ARTICLE TWO  Meetings of Stockholders
            Section 1.  Time and Place.  ....................................1
            Section 2.  Annual Meeting. .....................................1
            Section 3.  Special Meetings.....................................1
            Section 4.  Notice of Meetings...................................1
            Section 5.  Waiver of Notice.....................................2
            Section 6.  Adjournments. .......................................2
            Section 7.  Voting; Quorum.......................................2
            Section 8.  Proxies  ............................................2
            Section 9.  List of Stockholders.  ..............................3

ARTICLE THREE  Directors
            Section 1.  Number; Tenure.......................................3
            Section 2.  Resignation; Removal.  ..............................3
            Section 3.  Vacancies.  .........................................3
            Section 4.  Management of Business.  ............................3

ARTICLE FOUR  Meetings of the Board
            Section 1.  Annual Meetings.  ...................................4
            Section 2.  Special Meetings.  ..................................4
            Section 3.  Place of Meetings.  .................................4
            Section 4.  Notice of Meetings. .................................4
            Section 5.  Quorum; Voting.  ....................................4
            Section 6.  Directors' Consent in Lieu of Meeting.  .............4
            Section 7.  Organization.  ......................................4
            Section 8.  Committees of the Board.  ...........................5
            Section 9.  Action by Means of Telephone or Similar
                        Communications Equipment. ...........................5
            Section 10. Compensation.  ......................................5

ARTICLE FIVE  Officers
            Section 1.  Designation.  .......................................6
            Section 2.  Term of Office; Removal.  ...........................6
            Section 3.  Compensation.  ......................................6
            Section 4.  Vacancies.  .........................................6
            Section 5.  The President.  .....................................6
            Section 6.  Vice-Presidents.  ...................................6
            Section 7.  The Secretary.  .....................................6
            Section 8.  Assistant Secretaries.  .............................7
            Section 9.  The Treasurer.  .....................................7
            Section 10. Assistant Treasurers.  ..............................7


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ARTICLE SIX  Share and Transfer of Shares
            Section 1.  Certificates Evidencing Shares.  ....................7
            Section 2.  Stock Ledger.  ......................................7
            Section 3.  Transfers of Shares.  ...............................8
            Section 4.  Addresses of Stockholders.  .........................8
            Section 5.  Lost, Destroyed and Mutilated Certificates.  ........8
            Section 6.  Regulations.  .......................................8
            Section 7.  Fixing Date for Determination of Stockholders of
                        Record. .............................................8

ARTICLE SEVEN  General Provisions
            Section 1.  Dividends. ..........................................9
            Section 2.  Reserves.  ..........................................9
            Section 3.  Checks. .............................................9
            Section 4.  Fiscal Year.  .......................................9
            Section 5.  Seal. ...............................................9
            Section 6.  Execution of Proxies.  ..............................9

ARTICLE EIGHT  Amendments
            Section 1.  Amendments. .........................................9

ARTICLE NINE  Indemnification
            Section 1.  Insurance for Indemnification.  ....................10


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                                   ARTICLE ONE

                                     Offices

      Section 1. Registered Office. The registered office of GCIH, INC. (the "Corporation") in the State of Delaware shall be at the principal office of The Corporation Trust Company in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be the Corporation Trust Company.

      Section 2. Other Offices. The Corporation may also have offices and places of business at such other places, within and without the State of Delaware, as the Board of Directors ("Board") may from time to time determine or the business of the Corporation may require.

                                   ARTICLE TWO

                            Meetings of Stockholders

      Section 1. Time and Place. All meetings of the stockholders of the Corporation shall be held at such place, within or without the State of Delaware, and at such time, as shall be designated from time to time by the Board and stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

      Section 2. Annual Meeting. Annual meetings of stockholders, commencing in 1999, shall be held on the third Tuesday in May, at a time to be fixed by the Board, or at such other date and time as shall be designated by the Board and stated in the notice of the meeting, at which the stockholders shall elect the Board and transact such other business as may properly be brought before the meeting.

      Section 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Directors then in office or at the request in writing of stockholders owning at least a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

      Section 4. Notice of Meetings.

                  (a) Annual Meetings. Except as otherwise provided by law, written notice of each annual or special meeting of stockholders stating the place, date and time of such meeting and, in the case of a special meeting, the purpose or purposes for which such meeting is to be held, shall be given personally or by first-class mail (airmail in the case of international communications) to each stockholder entitled to vote at the meeting, not less than 10 nor more than 60 days before the date of such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Stockholder at such Stockholder's address as it appears on the records of the Corporation. If, prior to the time of mailing,


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the Secretary of the Corporation (the "Secretary") shall have received from any
Stockholder a written request that notices intended for such Stockholder are to be mailed to some address other than the address that appears on the records of the Corporation, notices intended for such Stockholder shall be mailed to the address designated in such request.

                  (b) Special Meetings. Notice of a special meeting of Stockholders may be given by the person or persons calling the meeting, or upon the written request of such person or persons, such notice shall be given by the Secretary on behalf of such person or persons. If the person or persons calling a special meeting of Stockholders give notice thereof, such person or persons shall deliver a copy of such notice to the Secretary. Each request to the Secretary for the giving of notice of a special meeting of Stockholders shall state the purpose or purposes of such meeting.

      Section 5. Waiver of Notice. Notice of any annual or special meeting of Stockholders need not be given to any Stockholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of Stockholders need be specified in any written waiver of notice thereof. Attendance of a Stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given.

      Section 6. Adjournments. Whenever a meeting of Stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

      Section 7. Quorum; Voting.

            (a) Except as otherwise provided by law or the certificate of incorporation of the Company, the recordholders of a majority of the outstanding Common Stock of the Company issued and outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, whether annual or special.

            (b) Except as otherwise provided by the certificate of incorporation or any amendment thereto, at any meeting of the stockholders, each stockholder shall be entitled to one vote, in person or by proxy, for each share of the Common Stock of the Corporation held by such stockholder. Except as otherwise provided by the certificate of incorporation or amendment thereto, when a quorum is present at any meeting, the vote of the holders of a majority of the stock present (in person or represented by proxy) having voting power shall decide any question brought before such meeting.

      Section 8. Proxies Each Stockholder entitled to vote at a meeting of stockholders may


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authorize another person or persons to act for such stockholder by proxy. Every proxy must be executed in writing by the stockholder or his attorney-in-fact and filed with the Secretary before such meeting of the stockholders, at such time as the Board may require. No proxy shall be valid after the expiration of three years from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable by the stockholder executing it, except in those cases where an irrevocable proxy is permitted by law.

      Section 9. List of Stockholders. The officer or transfer agent who has charge of the stock ledger of the Corporation shall prepare and make, or cause to be prepared or made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                  ARTICLE THREE

                                    Directors

      Section 1. Number; Tenure.

            (a) The number of Directors which shall constitute the entire Board shall be eight, and such number may be increased or decreased from time to time exclusively by the Board.

            (b) Directors shall be elected at the annual meeting of the stockholders as provided in Section 1(b) of Article Five of the Certificate of Incorporation, except as provided in Section 1(d) of Article Five of the Certificate of Incorporation, and each Director elected shall hold office until his successor shall have been duly elected and qualified or until his/her earlier death, resignation, removal or attainment of the age of 75 years old; provided, however, that any director who is 75 years old or older upon consummation of the Corporation's initial public offering shall serve until attainment of the age of 80 years old, unless earlier removed pursuant to election or appointment of successor, death, resignation or removal according to the terms of this Section 1(b).

      Section 2. Resignation; Removal. Any Director may resign at any time. Any or all of the Directors may be removed only as provided in Section 1(c) of Article Five of the Certificate of Incorporation, .

      Section 3. Vacancies. Vacancies shall be treated in accordance with
Section 1(d) of Article Five of the Certificate of Incorporation.


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      Section 4. Management of Business. The business of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

                                  ARTICLE FOUR

                              Meetings of the Board

      Section 1. Annual Meetings. As soon as practicable after each annual election of directors by the stockholders, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 6 of this Article Four.

      Section 2. Special Meetings. Special meetings of the Board shall be held at such times as the Chairman of the Board (the "Chairman"), the President of the Corporation (the "President"), the Secretary or a majority of the Board shall from time to time determine.

      Section 3. Place of Meetings. The Board may its meetings at such place or places within or without the State of Delaware as the Board or the Chairman may form time to time determine, or as shall be designated in the respective notices or waivers of notice of such meetings.

      Section 4. Notice of Meetings. The Secretary shall give written notice to each Director of each meeting of the Board, which notice shall state the place, date, time and purpose of such meeting. Notice of each such meeting shall be given to each Director, if by mail, addressed to him/her at his/her residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him/her at such place by telefax, telecopy, telegraph, cable, or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, signed by the Director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose any meeting of the Board need be specified in any written waiver of notice thereof. Attendance of a Director at a meeting of the Board shall constitute a waiver of notice of such meeting, except as provided by law.

      Section 5. Quorum; Voting. At all meetings of the Board, a majority of the Directors then in office shall constitute a quorum for the transaction of business and the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by law, the certificate of incorporation or these Bylaws. In the absence of a quorum for any such meeting, a majority of the Directors present at such meeting may adjourn such meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

      Section 6. Directors' Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the members of the Board or such committee and such consent is filed with the


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minutes of the proceedings of the Board or such committee.

      Section 7. Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence;:

                  (i)   the Chairman;

                  (ii)  the CEO;

                  (iii) the President; or

                  (iv) any Director chosen by a majority of the Directors present.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

      Section 8. Committees of the Board. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. Any committee of the Board, to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall be vested with authority to take actions prohibited by law or the Certificate of Incorporation. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board.

      Section 9. Action by Means of Telephone or Similar Communications Equipment. Any one or more members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

      Section 10. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board may determine the compensation of Directors. In addition, as determined by the Board, Directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as Directors. No such compensation or reimbursement shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE FIVE


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                                    Officers

      Section 1. Designation. The officers of the Corporation shall be chosen by the Board and shall be a President, a Secretary and a Treasurer. The Board may also choose one or more Vice- Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person.

      Section 2. Term of Office; Removal. Each officer shall be elected by the Board and shall hold office until his successor is elected and qualified or for such other term as may be prescribed by the Board. Any officer elected by the Board may be removed with or without cause at any time by the Board.

      Section 3. Compensation. The compensation of each officer of the Corporation shall be fixed by the Board, and the compensation of agents shall either be so fixed or shall be fixed by officers "hereunto duly authorized.

      Section 4. Vacancies. If an office becomes vacant for any reason, the Board shall fill such vacancy. Any officer so elected by the Board shall serve only until such time as the unexpired term of his predecessor shall have expired unless re-elected by the Board.

      Section 5. The President. The President shall be the chief executive officer of the Corporation; he shall preside, when present, at all meetings of the stockholders and Directors; he shall be ex officio a member of all standing committees; he shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board, and he shall see that all orders and resolutions of the Board are carried into effect. Unless otherwise determined by the Board, he shall have the power to vote all shares of stock and other securities owned by the Corporation.

      Section 6. Vice-Presidents. The Vice-President or, if there be more than one, the Vice- Presidents, in the order of their seniority or in any other order determined by the Board, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall generally assist the President and perform such other duties as the Board or the President shall prescribe.

      Section 7. The Secretary. The Secretary shall attend all meetings of the Board and all meetings of the stockholders, and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or President, under whose supervision he shall act. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or Assistant Treasurer. He shall keep in safe custody the certificate books and stockholder records and such other books and records as the Board may direct and shall perform all other duties incident to the office of Secretary.


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      Section 8. Assistant Secretaries. The Assistant Secretaries, if any, in
order of their seniority or in any other order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board or the President shall prescribe.

      Section 9. The Treasurer. The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in tile name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board, the Treasurer shall, at the expense of the Corporation, give the Corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

      Section 10. Assistant Treasurers. The Assistant Treasurers, if any, in the order of their seniority or in any other order determined by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the power of the Treasurer and shall perform such other duties as the Board or the President shall prescribe.

                                   ARTICLE SIX

                          Shares and Transfer of Shares

      Section 1. Certificates Evidencing Shares. The Corporation's shares shall be evidenced by certificates in such form or forms as shall be approved by the Board. Certificates shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by (i) the Chairman, the CEO or the President and (ii) by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer, and shall be sealed with the Corporation's seal or a facsimile thereof. Any or all of the signatures on the certificate may be a facsimile. In the event any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office or to be employed by the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer had held such office on the date of issue.

      Section 2. Stock Ledger. A stock ledger in one or more counterparts shall be kept by the Secretary or a designated agent of the Corporation, in which shall be recorded the name and address of each person, firm or corporation owning the shares evidenced by each certificate evidencing shares issued by the Corporation, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares stand on the stock ledger of the


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Corporation shall be deemed the owner and recordholder thereof for all purposes.

      Section 3. Transfers of Shares. Registration of transfers of shares shall be made only in the stock ledger of the Corporation upon request of the registered holder of such shares, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and upon the surrender of the certificate or certificates evidencing such Shares properly endorsed or accompanied by a stock power duly executed, together with such proof of the authenticity of signatures as the Corporation may reasonably require.

      Section 4. Addresses of Stockholders. Each Stockholder shall designate to the Secretary or a designated agent of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to such Stockholder, and, if any Stockholder shall fail to so designate such an address, corporate notices may be served upon such Stockholder by mail directed to the mailing address, if any, as the same appears in the stock ledger of the corporation or at the last known mailing address of such Stockholder.

      Section 5. Lost, Destroyed and Mutilated Certificates. Each recordholder of Shares shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing any Share or Shares of which he/she is the recordholder. The Board may, in its discretion, cause the Corporation to issue a new certificate in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board may, in its discretion, require the recordholder of the Shares evidenced by the lost, stolen or destroyed certificate or his/her legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

      Section 6. Regulations. The Board may make such other rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates evidencing Shares.

      Section 7. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to, or to dissent from, corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action. A determination of the Stockholders entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                  ARTICLE SEVEN

                               General Provisions


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      Section 1. Dividends. Subject to the provisions of law and the certificate of incorporation, dividends upon the capital stock of the Corporation, if any, may be declared by the Board at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock of the Corporation.

      Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

      Section 3. Checks. All checks or demands for money and notes or other instrument evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

      Section 4. Fiscal Year. The fiscal year of the Corporation shall be as fixed by resolution of the Board.

      Section 5. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

      Section 6. Execution of Proxies. The Chairman, the CEO or the President, or, in the absence or disability of any of them, any Vice President, may authorize, from time to time, the execution and issuance of proxies to vote shares of stock or other securities of other corporations held of record by the Corporation and the execution of consents to action taken or to be taken by any such corporation. All such proxies and consents, unless otherwise authorized by the Board, shall be signed in the name of the Corporation by the Chairman, the CEO or the President.

                                  ARTICLE EIGHT

                                   Amendments

      Section 1. Amendments. Unless otherwise provided by law or the Certificate of Incorporation or any amendment thereto, these Bylaws may be amended, altered or repealed and new Bylaws adopted at any meeting of the Board by a majority vote. The fact that the power to adopt, amend, alter, or repeal the Bylaws has been conferred upon the Board shall not divest the stockholders of the same powers.

                                  ARTICLE NINE

                                 Indemnification

      Section 1. Insurance for Indemnification. The Corporation shall provide indemnification


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as set forth in Article Eight of the Certificate of Incorporation.

                                    * * * * *


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